Exhibit 10.2

PENSION EQUALIZATION PLAN OF NEWMONT

(Effective January 1, 2005)

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS		2

ARTICLE II
ELIGIBILITY AND PARTICIPATION

Section 2.01.	Eligibility and Participation	5
Section 2.02.	Failure of Eligibility	5
Section 2.03.	Forfeiture Upon Termination for Cause	5

ARTICLE III

FUNDING		5

ARTICLE IV
EXECUTIVE RETIREMENT BENEFITS

Section 4.01.	Normal Retirement Benefit	6
Section 4.02.	Early Retirement Benefit	7
Section 4.03.	Benefits on Other Termination of Employment	7
Section 4.04.	Method and Time of Payment	7
Section 4.05.	Distribution Election Changes On and After January 1, 2005	8
Section 4.06.	Nonduplication of Benefits	9

ARTICLE V
SPOUSAL BENEFITS

Section 5.01.	Pre-Retirement Spousal Benefit	9
Section 5.02.	Post-Retirement Spousal Benefit	9

ARTICLE VI
ADMINISTRATION

Section 6.01.	Appointment of Committees	9
Section 6.02.	Responsibilities of the Administration Committee	10
Section 6.03.	Responsibilities of the Appeals Committee	10
Section 6.04.	Organization of Committees	10
Section 6.05.	Indemnification of Committee Members	10

ARTICLE VII
CLAIMS PROCEDURES

Section 7.01.	Filing a Claim	11
Section 7.02.	Review of Initial Claim	11
Section 7.03.	Appeal of Denial of Initial Claim	11
Section 7.04.	Review of Appeal	11
Section 7.05.	Form of Notice to Claimant	12
Section 7.06.	Discretionary Authority of Committees	12

Pension Equalization Plan of Newmont

Effective January 1, 2005

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Pension Equalization Plan of Newmont

Effective January 1, 2005

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PENSION EQUALIZATION PLAN OF NEWMONT

(Effective January 1, 2005)

PREAMBLE

Newmont USA Limited, a Delaware corporation, established the Pension Equalization Plan of Newmont Mining Corporation effective September 2, 1972. The Plan was last amended and restated in its entirety effective May 1, 2004. Article VIII of the Plan permits the Board of Directors of the Company to amend the Plan from time to time. Pursuant to that right, the Plan is hereby restated effective January 1, 2005.

The Plan as restated is intended to provide for the Plan’s compliance with the American Jobs Creation Act of 2004 with respect to benefit accruals on and after January 1, 2005 in accordance with applicable law.

The Company previously established the Pension Plan, as amended from time to time. The Company intends that this Plan shall provide certain highly compensated and select management employees of the Company and its affiliates who adopt the Plan with deferred retirement benefits in addition to the retirement benefits provided under the Pension Plan, to the extent that (a) benefits under the Pension Plan are limited by Section 401 or 415, or any other applicable section, of the Code, (b) certain elements of service or compensation are not taken into account under the provisions of the Pension Plan or (c) the Company has entered into a written agreement with a Participant to provide additional, supplemental retirement benefits under this Plan, in consideration of the valuable services provided by such employee to the Company or its affiliates and to induce such employee to enter into or remain in the employ of the Company or its affiliates.

The Company acquired Santa Fe Gold Corporation and Battle Mountain Gold Company and merged the Santa Fe Pacific Gold Corporation Supplemental Retirement Plan and the Battle Mountain Gold Company Supplemental Executive Retirement Plan into this Plan. Appendices A and B set forth transitional rules applicable to former participants in the Santa Fe Pacific Gold Corporation Supplemental Retirement Plan and the Battle Mountain Gold Company Supplemental Executive Retirement Plan.

The Company intends that the Plan shall not be treated as a “funded” plan for purposes of either the Code or ERISA. The provisions of this Plan shall apply only to individuals who terminate their employment with the Company on or after the Effective Date and the Spouses and beneficiaries of such persons.

Pension Equalization Plan of Newmont

Effective January 1, 2005

ARTICLE I

DEFINITIONS

For purposes of this Plan, the following defined terms shall have the meaning set forth below or the meaning ascribed to such terms in the Pension Plan, as the case may be, and the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural:

“Actuarial Equivalent” means a benefit having the same value as the benefit which such actuarial equivalent replaces, as determined by the Administration Committee or its delegate using the actuarial factors adopted under the Pension Plan at the time of such determination, except the interest rate used for purposes of calculating lump sum payments under Section 4.04(b). The Actuarial Equivalent for lump sum payments for purposes of calculating the present value of benefits shall be determined by the Administrative Committee or its delegate from time to time in its sole discretion.

“Administration Committee” means the committee appointed by the Board of Directors pursuant to Section 6.01 of the Plan to be the Administration Committee under the Plan.

“Appeals Committee” means the committee appointed by the Board of Directors pursuant to Section 6.01 to review any appeals of benefit decisions made by the Administration Committee or its delegate.

“Board of Directors” or “Board” means the Board of Directors of Newmont USA Limited.

“Cause” means, with respect to any Eligible Employee and as determined by the Board of Directors or its delegate:

(i) the willful and continued failure of the Eligible Employee to perform substantially the Eligible Employee’s duties with the Company or its affiliate (other than any such failure resulting from incapacity due to physical or mental illness) or his failure to follow policies, directions or the Company’s code of conduct, after a written demand for substantial performance is delivered to the Eligible Employee by the Board of Directors or its delegate. Such written demand shall identify the manner in which the Board of Directors or its delegate believes that the Eligible Employee has not substantially performed the Eligible Employee’s duties. Notwithstanding the foregoing, written demand for substantial performance shall not be required if the Board of Directors or its delegate determines that immediate action, including termination of the Eligible Employee, is necessary to avoid potential injury or harm to the Company or any person; or

(ii) the engaging by the Eligible Employee in illegal conduct or gross negligence or willful misconduct which is potentially injurious to the Company or any affiliate; provided that if the Eligible Employee acts in accordance with an authorized written opinion of the Company’s or an affiliate’s legal counsel, such action will not constitute “Cause” under this definition; or

(iii) any dishonest or fraudulent activity by the Eligible Employee or the reasonable belief by the Company of the Eligible Employee’s breach of any contract, agreement or representation with the Company or an affiliate.

Pension Equalization Plan of Newmont

Effective January 1, 2005

In the event “Cause” is determined to exist by the Company, and the Eligible Employee had received payments under the Plan or otherwise been credited with amounts under the Plan, the Company shall be entitled to recover such amounts from the Eligible Employee or offset such amount from any other amounts owed by the Company to the Eligible Employee.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Newmont USA Limited, a Delaware corporation, and any parent, subsidiary, affiliated company or division of the Company or other legal entity related to the Company which is designated as a participating employer under the Plan by the Board of Directors or its delegate and which elects to become a participating employer under the Plan by resolution of the governing body of such subsidiary, company or other legal entity or its delegate.

“Effective Date” means January 1, 2005.

“Eligible Employee” means a person who is employed by the Company on a full-time basis and paid on a weekly, bi-weekly, semi-monthly or monthly salaried basis and who is not a member of any collective bargaining unit.1 An Eligible Employee shall not include any individual (a) who provides services to the Company under an agreement, contract or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (b) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Code Section 3401, even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Normal Retirement Date” is the first day of the month on or next following the date the Participant attains age 62.

“Participant” means an Eligible Employee who becomes a Participant in this Plan pursuant to Section 2.01. Participants shall be either Current Participants or New Participants, as defined in the definition of “Salary” below.

“Pensioner” means a Participant who has terminated employment with the Company and who has also begun to receive Retirement Payments under the Plan.

“Pension Plan” means the Pension Plan of Newmont, as amended from time to time.

“Plan” means the Pension Equalization Plan of Newmont as stated herein and as amended from time to time.

[1]	Use of the term “collective bargaining agreement” is not intended to indicate or imply that only non-union employees are eligible for benefits or that union-represented employees are automatically ineligible for benefits. Union-represented employees’ benefits are provided for through the collective-bargaining process, during which time the parties may or may not include those benefits in their contract, and union-represented employees will remain eligible for those benefits during bargaining.

Pension Equalization Plan of Newmont

Effective January 1, 2005

“Plan Year” means the 12-month period on which the Plan records are kept, which shall be the calendar year.

“Retirement” or “Retire” means the cessation of employment by a Participant on or after the Participant’s Normal Retirement Date or at such earlier date as the Participant is eligible to and elects to begin receiving benefit payments from the Pension Plan.

“Retirement Payments” means the amounts payable to a Participant pursuant to this Plan.

“Salary” means Salary as defined in the Pension Plan at the relevant time plus:

(a) with respect to a Participant who receives Executive Performance Incentive payments (“EPI”) for 2003 (the “Current Participants”), (i) any bonus awards paid to such Current Participant under the Newmont Intermediate Term Incentive Compensation Plan (the “ITIP”) which were earned in 2002 and prior years (but not including transitional cash payments with respect to the ITIP made in 2004, 2005 and 2006) and (ii) any bonus awards paid to such Current Participant under EPI beginning with EPI year 2003 through EPI year 2007, but not for any subsequent EPI year. Any such bonuses paid in the form of stock of the Company or any parent or subsidiary of the Company shall be included in Salary to the extent the Participant does not forfeit the stock and shall be included in Salary in equal monthly amounts over the period of the Participant’s employment during which the bonus was earned. The value of stock for this purpose shall be the value assigned by the Board of Directors of Newmont Mining Corporation when the stock is awarded. No more than the five bonuses earned with respect to five calendar years under the ITIP and/or EPI shall be taken into account in determining “Salary.” A Current Participant who Retires on or after January 1, 2008 will have an “Average Monthly Salary” equal to the greater of (x) the Current Participant’s “Average Monthly Salary” (as defined in the Pension Plan) calculated as of December 31, 2007 based upon the foregoing definition of Salary and not thereafter changed or (y) the Current Participant’s Average Monthly Salary as calculated under the foregoing provisions as of the date of the Current Participant’s Retirement;

(b) With respect to Participants who did not receive EPI for 2003 (the “New Participants”), who are in salary grade 109, and who previously participated in the ITIP shall have bonus awards paid to such Participant under the ITIP which were earned in 2002 and prior years (but not including any transitional cash payments with respect to the ITIP made in 2004, 2005 and 2006) included in Salary in the year earned in the same manner as Current Participants pursuant to paragraph (a) of the definition of “Salary” above for purposes of determining such Participant’s “Average Monthly Salary.”

“Single Life Annuity” means the level monthly benefit that is payable only for the lifetime of the Participant and which includes no guaranteed payments beyond date of death and no survivor benefits.

“Specified Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Company having an annual compensation greater than $130,000 (as adjusted under

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Effective January 1, 2005

Section 416(i)(1) of the Code), a five-percent owner of the employer or a one-percent owner of the employer having annual compensation of more than $150,000. No more than 50 employees shall be treated as officers. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Specified Employee will be made in accordance with Section 416(i) of the Code.

“Spouse” means the person to whom the Participant is legally married, and not legally separated from, under the laws of the state or country in which the Participant resides at the commencement of his Retirement Payments or to whom he was legally married at the time of his death if his death occurs prior to the commencement of his benefit payments under this Plan. In addition, an individual must satisfy the definition of “Spouse” under the Defense of Marriage Act of 1996, as amended (1 U.S.C. § 7 (2004)).

ARTICLE II

ELIGIBILITY AND PARTICIPATION

Section 2.01. Eligibility and Participation. From time to time the Board of Directors of the Company or its delegate, in its sole discretion, may determine the eligibility requirements for participation and may specifically designate those Eligible Employees who are Executive Grade employees and who are highly compensated and select management employees of the Company to whom participation in this Plan shall be extended. Such designations may be by class of employees or on an individual basis. Participants in the Prior Plan shall be Participants in the Plan, subject to the provisions of Section 2.02.

Section 2.02. Failure of Eligibility. If a Participant ceases to meet the eligibility criteria as determined by the Board of Directors or its delegate for participation herein for any reason other than death or Retirement but continues to be an employee of the Company, participation herein and benefits hereunder shall cease as of the effective date of the change in employment status, position or title which results in termination of eligibility for participation. The determination of the Board of Directors or its delegate with respect to the termination of participation in this Plan shall be final and binding on all parties affected. Any benefits accrued at the time of such change shall remain payable in accordance with the provisions of the Plan, but only to the extent such benefits are not ultimately payable under the Pension Plan.

Section 2.03. Forfeiture Upon Termination for Cause. If a Participant is terminated for Cause, the Participant’s Retirement Benefit under this Plan shall be immediately forfeited and the Participant shall be entitled to no payments of any kind under the Plan.

ARTICLE III

FUNDING

Except as otherwise provided in this Article III, all benefits payable under this Plan shall be paid, as they become due and payable, out of the general assets of the Company. The Company and each affiliated entity that adopts this Plan pursuant to Section 9.04 shall be responsible for providing the benefits only for its own employees (and their Spouses and

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Effective January 1, 2005

beneficiaries) who are Participants in this Plan. Nothing contained in this Plan shall be deemed to create any fiduciary relationship between the Company and the Participants. To the extent that any person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. The Company reserves the right to establish a trust fund or some other funding vehicle as a source of benefit payments and to the extent payments are made from such trust or other fund, such payments shall satisfy the Company’s obligations under this Plan. Notwithstanding the foregoing, upon a Change in Control (as defined in the Pension Plan), the Company shall, as soon as possible, but in no event longer than 120 days following the Change in Control, establish a trust fund if one has not otherwise been established, and make an irrevocable contribution to the trust fund in an actuarially equivalent amount that is sufficient to pay each Participant or beneficiary the benefits to which the Participant or beneficiary would be entitled pursuant to the terms of the Plan as of the date on which the Change in Control occurred.

ARTICLE IV

EXECUTIVE RETIREMENT BENEFITS

Section 4.01. Normal Retirement Benefit. A Participant who Retires on or after his Normal Retirement Date shall be entitled to receive a monthly Retirement Payment for life under this Plan equal to the excess, if any, of (a) less (b), where:

(a) is the monthly Single Life Annuity payments to which the Participant would be entitled under the Pension Plan upon his Retirement if:

(i) Section 401 or 415 or any other Section of the Code would not apply to limit the benefit payable to the Participant under the Pension Plan;

(ii) The definition of “Salary” under the Pension Plan were the same as the applicable definition of Salary in this Plan, the Average Monthly Salary of Current Participants was determined in accordance with the provisions of paragraph (a) of the definition of “Salary” above and the amount of “Salary” under the Pension Plan taken into account for determining the Participant’s benefit under the Pension Plan were not limited by provisions of the Pension Plan;

(iii) Service with “Affiliates” (as defined in the Pension Plan) that would otherwise be taken into account under the Pension Plan in accordance with the provisions of the Pension Plan governing the crediting of service but cannot be taken into account because of Internal Revenue Service discrimination limitations were taken into account under the Pension Plan;

(iv) The Participant’s “Credited Service” (as defined in the Pension Plan) under the Pension Plan also included the period with respect to which he becomes entitled to severance pay under the Company’s Severance Plan, a change of control plan or under any employment or severance agreement between the Participant and the Company, whichever is longer (to the extent such service is not taken into account under the Pension Plan), but only if the Severance Plan,

Pension Equalization Plan of Newmont

Effective January 1, 2005

change of control plan or employment or severance agreement between the Participant and the Company specifically provides for crediting such period of time as “Credited Service”; and

(v) Such other adjustments were made to any component of the calculation of the Participant’s benefit under the Pension Plan as may be provided under any plan, policy or program of the Company applicable to the Participant or as may be agreed to in writing between the Company and the Participant; less

(b) The amount of monthly Single Life Annuity payments to which the Participant is actually entitled or would be entitled upon Retirement under the Pension Plan.

Section 4.02. Early Retirement Benefit. A Participant who Retires before his Normal Retirement Date shall be entitled to receive monthly Retirement Payments for life under this Plan in an amount determined in accordance with Section 4.01, based on the Participant’s Pension Plan benefits as of the date his Pension Plan benefits become payable. If the Participant’s benefits under the Pension Plan are reduced for early payment, the amount of the Participant’s Retirement Payments under this Plan shall be reduced by the same factors.

Section 4.03. Benefits on Other Termination of Employment. If a Participant terminates employment with the Company prior to his Normal Retirement Date, under circumstances such that the Participant becomes a “Terminated Vested Participant” under the Pension Plan, he shall be eligible for Retirement Payments hereunder. Any such Retirement Payments shall be computed in the manner described in Section 4.01. If the Participant’s benefits under the Pension Plan are reduced for early payment, the amount of the Participant’s Retirement Payments under this Plan shall be reduced by the same factors. If a Participant dies prior to the commencement of benefits under this Article IV, benefits shall be paid under this Plan only pursuant to Article V or pursuant to Section 9.05.

Section 4.04. Method and Time of Payment.

(a) The Retirement Payments which are payable pursuant to Section 4.01, 4.02 or 4.03 shall, except as provided in Section 4.04(b), be paid in accordance with all of the terms and conditions applicable to the Participant’s benefits under the Pension Plan, including whatever optional form of benefits he may have elected. Payments under Section 4.01, 4.02 or 4.03 shall begin on the same day that the Participant’s benefit payments under the Pension Plan begin and shall terminate upon the death of the Participant or at such other time as may be determined in accordance with the optional form of benefits selected by the Participant under the Pension Plan and in accordance with applicable law. All payments of benefits under this Plan shall be made only upon the written direction of the Administration Committee or its delegate.

(b) This subsection (b) applies only to amounts credited under the Plan that accrue and become vested and earned on or after January 1, 2005. Notwithstanding anything to the contrary contained in Section 4.04(a), at the time a Participant becomes eligible for the Plan or on or before December 31, 2005 (to the extent permitted by law),

Pension Equalization Plan of Newmont

Effective January 1, 2005

if later, and prior to his termination of employment with the Company, a Participant may file a written election with the Administration Committee or its delegate to receive 100% of his Retirement Payments computed in accordance with Section 4.01, 4.02 or 4.03, as applicable, in the form of an Actuarial Equivalent lump sum payment. Any such election shall be irrevocable upon the Participant’s termination of employment with the Company. Any lump sum payable in accordance with the provisions of this Section 4.04(b) shall be paid in a single cash lump sum as soon as administratively possible and in accordance with applicable law following the date of the Participant’s Retirement, or on such earlier date as may be agreed to by the Company. If a Participant elects a lump sum distribution, there shall be no spousal benefits payable under Article V, but a benefit would be payable in accordance with Section 9.05 if the Participant dies before receiving the lump sum payment. If a Participant receives a lump sum distribution under the Plan and is later reemployed by the Company, the amount of any benefit payable in the future to the Participant under this Plan shall be reduced by the Actuarial Equivalent of the benefit previously paid to the Participant as a lump sum.

(c) This subsection (c) applies only to amounts credited under the Plan that accrue and become vested and earned before January 1, 2005. Notwithstanding anything to the contrary contained in Section 4.04(a), at least six months prior to his termination of employment with the Company, a Participant may file a written election with the Committee to receive 100% of his Retirement Payments computed in accordance with Section 4.01, 4.02 or 4.03, as applicable, in the form of an Actuarial Equivalent lump sum payment. Any such election shall be irrevocable upon the Participant’s termination of employment with the Company. Any lump sum payable in accordance with the provisions of this Section 4.04(b) shall be paid in a single cash lump sum as soon as administratively possible following the date of the Participant’s Retirement, or on such earlier date as may be agreed to by the Company. If a Participant elects a lump sum distribution, there shall be no spousal benefits payable under Article V, but a benefit would be payable in accordance with Section 9.05 if the Participant dies before receiving the lump sum payment. If a Participant receives a lump sum distribution under the Plan and is later reemployed by the Company, the amount of any benefit payable in the future to the Participant under this Plan shall be reduced by the Actuarial Equivalent of the benefit previously paid to the Participant as a lump sum.

Section 4.05. Distribution Election Changes On and After January 1, 2005. Subject to transition rules prescribed by the Internal Revenue Service, any election pertaining to the form or timing of a distribution of amounts earned and vested after January 1, 2005 can be changed or modified only in accordance with the following restrictions:

(a) such election may not take effect until at least 12 months after the date on which the election is made;

(b) in the case of an election (other than a payment due to disability, death at a specified time or pursuant to a specified schedule), the first payment with respect to which such election is made shall be deferred for a period of not less than five years from the date such payment would otherwise have been made; and

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Effective January 1, 2005

(c) any election related to a payment at a specified time or pursuant to a fixed schedule, may not be made less than 12 months prior to the date of the first scheduled payment.

Section 4.06. Nonduplication of Benefits. Notwithstanding any other provision of this Article IV, if a Participant participated in another retirement benefit plan or arrangement (maintained by the Company or any other employer), including the Prior Plan, which has, or will, provide a benefit to the Participant attributable to the same periods of service included in such Participant’s Credited Service under the Pension Plan, the benefit payable to such Participant under this Plan shall be reduced by the Actuarial Equivalent of the benefit earned or paid to such Participant under such other plan.

ARTICLE V

SPOUSAL BENEFITS

Section 5.01. Pre-Retirement Spousal Benefit. If a Participant dies prior to Retirement, but while in the employ of the Company, and if a pre-retirement survivor’s benefit is payable to the Participant’s Spouse under the Pension Plan, the Participant’s Spouse shall be entitled to a survivor’s benefit under this Plan equal to the difference, if any, between (a) the amount of such benefit that would be payable under the spousal benefit under the Pension Plan if the Participant’s benefit were calculated based on Salary pursuant to Section 4.01 of this Plan, and (b) the survivor’s benefit actually payable to the Spouse under the Pension Plan. The survivor’s benefit shall be paid to the surviving Spouse in monthly installments for the life of the Spouse beginning as soon as practicable following the Participant’s death; provided, however, that if the Participant had elected a lump sum payment under this Plan, the survivor’s benefit shall be paid to the surviving Spouse in an Actuarial Equivalent cash lump sum as soon as reasonably practicable following the death of the Participant.

Section 5.02. Post-Retirement Spousal Benefit. If a Pensioner dies following Retirement, if the Pensioner did not elect a lump sum with respect to his benefit under this Plan and if a survivor’s benefit is payable to the surviving Spouse under the Pension Plan, the Pensioner’s Spouse shall be entitled to a post-Retirement survivor’s benefit under this Plan equal to the difference, if any, between (a) the amount of such benefit that would be payable under the spousal benefit under the Pension Plan if the Pensioner’s benefit were calculated based on Salary pursuant to Section 4.01 of this Plan, and (b) the survivor’s benefit actually payable to the Spouse under the Pension Plan. The survivor’s benefit shall be paid to the surviving Spouse in monthly installments for the life of the Spouse beginning as soon as practicable following the Pensioner’s death.

ARTICLE VI

ADMINISTRATION

Section 6.01. Appointment of Committees. The Board of Directors or its delegate shall appoint the Administration Committee and the Appeals Committee (collectively, the “Committees”), who may be, but need not be, officers, directors or employees of the Company or its affiliate. The members of each Committee shall hold office at the pleasure of the Board and shall serve without compensation.

Pension Equalization Plan of Newmont

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Section 6.02. Responsibilities of the Administration Committee. The Administration Committee shall be responsible for the administration, operation and interpretation of the Plan. The Administration Committee may establish rules from time to time for the transaction of its business. The Administration Committee shall have the exclusive right to interpret the Plan’s provisions, to establish policies and procedures and to exercise discretion where necessary or appropriate in the interpretation and administration of the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, except those matters reserved for the Appeals Committee. Such decisions, actions and records of the Administration Committee or its delegate shall be conclusive and binding upon all persons having or claiming to have any right or interest in or under the Plan.

The Administration Committee may delegate some or all of its authority under the Plan to any person, persons or entities. The Administration Committee may remove any duly appointed delegate at any time at its sole discretion.

Section 6.03. Responsibilities of the Appeals Committee. The Appeals Committee shall be responsible for the review and determination of benefit claim appeals as described in Article VII. The Appeals Committee shall establish rules from time to time for the transaction of its business. The Appeals Committee shall have the exclusive right to interpret the Plan’s provisions and to exercise discretion where necessary or appropriate in the determination of benefit claims on appeal. Such decisions, actions and records of the Appeals Committee shall be conclusive and binding upon all persons having or claiming to have any right or interest in or under the Plan.

The Appeals Committee may delegate some or all of its authority to any person, persons or entities. The Appeals Committee may remove any duly appointed delegate at any time at its sole discretion.

Section 6.04. Organization of Committees. Each Committee shall adopt such rules as it deems desirable for the conduct of its affairs and for the administration of its duties under the Plan. Each Committee may appoint agents (who need not be members of the particular Committee) to whom it may delegate such powers as it deems appropriate. Each Committee may make its determinations with or without meetings and it may authorize one or more of its members or agents to sign instructions, notices and determinations on its behalf. Any action taken by a Committee shall be taken by a majority of the members attending a meeting of the Committee (provided at least a majority of the Committee members are at such meeting) or by a majority of the members of the Committee executing a written instrument setting forth the action taken.

Section 6.05. Indemnification of Committee Members. The Company shall indemnify the members of each Committee against any and all claims, loss, damages, expense (including attorney fees) and liability arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member. Such indemnification shall include any Committee members or any individuals

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delegated authority by a Committee if such individuals are employed by the Company or an affiliate. The Company does not hereby indemnify any entity or person who is not an employee of the Company or its Affiliate. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or employee of the Company, and such person’s rights shall inure to the benefit of his heirs and representatives.

ARTICLE VII

CLAIMS PROCEDURES

Section 7.01. Filing a Claim. All claims shall be filed in writing by the Participant, his beneficiary, or the authorized representative of the claimant, by completing the procedures that the Administration Committee or its delegate requires. The procedures may include the completion of forms and the submission of documents and additional information. All claims under this Plan shall be filed in writing with the Administration Committee or its delegate according to the Administration Committee’s or its delegate’s procedures.

Section 7.02. Review of Initial Claim.

(a) Initial Period for Review of the Claim. The Administration Committee shall review all materials and shall decide whether to approve or deny the claim. If a claim is denied in whole or in part, written notice of denial shall be furnished by the Administration Committee or its delegate to the claimant within a reasonable time after the claim is filed but not later than 90 days after the Administration Committee or its delegate receives the claim. The notice shall set forth the specific reason(s) for the denial, reference to the specific Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is necessary, and a description of the Plan’s review procedures, including the applicable time limits.

(b) Extension. If the Administration Committee or its delegate determines that special circumstances require an extension of time for processing the claim, it shall give written notice to the claimant and the extension shall not exceed 90 days. The notice shall be given before the expiration of the 90-day period described in Section 7.02(a) above and shall indicate the special circumstances requiring the extension and the date by which the Administration Committee or its delegate expects to render its decision.

Section 7.03. Appeal of Denial of Initial Claim. The claimant may request a review upon written application, may review pertinent documents and may submit issues or comments in writing. The claimant must request a review within the reasonable period of time prescribed by the Administration Committee or its delegate. In no event shall such a period of time be less than 60 days.

Section 7.04. Review of Appeal.

(a) Initial Period for Review of the Appeal. The Appeals Committee or its delegate shall conduct all reviews of denied claims and shall render its decision within a

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reasonable time, but not more than 60 days of the receipt of the appeal by the Appeals Committee. The claimant shall be notified of the Appeals Committee’s decision in a notice, which shall set forth the specific reason(s) for the denial, reference to the specific Plan provisions on which the denial is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim.

(b) Extension. If the Appeals Committee or its delegate determines that special circumstances require an extension of time for reviewing the appeal, it shall give written notice to the claimant and the extension shall not exceed 60 days. The notice shall be given before the expiration of the 60-day period described in Section 7.04(a) above and shall indicate the special circumstances requiring the extension and the date by which the Appeals Committee or its delegate expects to render its decision.

Section 7.05. Form of Notice to Claimant. The notice to the claimant shall be given in writing or electronically and shall be written in a manner calculated to be understood by the claimant.

Section 7.06. Discretionary Authority of Committees. The Administration Committee or its delegate and the Appeals Committee or its delegate shall have full discretionary authority to determine eligibility, status and the rights of all individuals under the Plan; to construe any and all terms of the Plan; and to find and construe all facts.

ARTICLE VIII

AMENDMENT AND TERMINATION

Section 8.01. Termination of Plan. The Company and each affiliated entity which has adopted the Plan expect to continue this Plan indefinitely, but the Company and each such affiliate may terminate this Plan, through action of its Board of Directors or its delegate, as to its employees, at any time. Upon termination of the Plan with respect to any Participant or group of Participants, the rights of all such affected Participants (or surviving Spouses in the case of benefits payable to such Spouses) to their accrued Retirement Benefits (or survivor’s benefits) shall vest and shall be payable in accordance with the provisions of the Plan, but only to the extent such benefits are not ultimately payable from the Pension Plan.

Section 8.02. Amendment by Company. The Board of Directors or its delegate may amend this Plan at any time and from time to time, provided that no such amendment shall deprive any Participant or Spouse of his Retirement Payments or Spousal survivor’s benefit, respectively, based upon the Retirement Payment payable to such Participant at age 62 in the form of a single life annuity accrued at the time of such amendment; provided, however, that the accrued benefits under this Plan may be reduced to the extent such benefits ultimately become payable under the provisions of the Pension Plan and Prior Plan.

Pension Equalization Plan of Newmont

Effective January 1, 2005

ARTICLE IX

MISCELLANEOUS

Section 9.01. Inalienability of Benefits. No Participant shall have the right to assign, transfer, hypothecate, encumber or anticipate his interest in any benefits under this Plan, nor shall the benefits under this Plan be subject to any legal process to levy upon or attach the benefits for payment for any claim against the Participant or his Spouse. If any Participant’s benefits are garnished or attached by the order of any court, the Company may bring an action for declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of the action, any benefits that become payable shall be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the conclusion of the action.

Section 9.02. Disposition of Unclaimed Payments. Each Participant must file with the Company from time to time in writing his mailing address and each change of mailing address. Any communication, statement or notice addressed to a Participant at his last mailing address filed with the Company or, if no address is filed with the Company, then at his last mailing address as shown on the Company’s records, will be binding on the Participant and his Spouse for all purposes of the Plan. The Company shall not be required to search for or locate a Participant, Spouse or other beneficiary.

Section 9.03. Withholding. All benefits paid or accrued pursuant to this Plan will be subject to all legally required tax and other withholdings.

Section 9.04. Participation in Plan by Affiliates. Any legal entity, whether or not presently existing, which is or shall become affiliated with the Company may become a party to the Plan, with the consent of the Board of Directors of the Company, by electing to participate in the Plan. Such legal entity shall, upon request of the Company, deliver to the Company a certified copy of the resolutions or other documents evidencing its election to participate in the Plan.

Section 9.05. Amount Payable Upon Death of Participant. If a Participant elects payment in the form of a cash lump sum, Retires and then dies before receiving payment of the lump sum, such amount shall be paid, in a cash lump sum, to the beneficiary or beneficiaries designated by the Participant pursuant to the lump sum election form. In the absence of an effective beneficiary designation, any amount payable hereunder following the death of a Participant shall be paid to the Participant’s estate.

Section 9.06. Notices. All notices required or permitted under this Plan shall be given in writing to the Company at its principal offices at:

Newmont USA Limited

1700 Lincoln Street

Denver, CO 80203

Attention: Corporate Secretary

Pension Equalization Plan of Newmont

Effective January 1, 2005

and, if given to a Participant, at the Participant’s address on the records of the Company. Notice to the Company shall be effective when delivered at the address specified in this Section 9.06.

Section 9.07. Employment Status. This Plan does not constitute a contract of employment or impose on the Eligible Employee or the Company any obligation for the Eligible Employee to remain an employee or change the status of the Eligible Employee’s employment or the policies of the Company regarding termination of employment.

Section 9.08. Successors. This Plan shall be binding upon and inure to the benefit of the Company, the Participants, Pensioners, Spouses and their respective heirs, representatives and successors.

Section 9.09. Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.10. Governing Law. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of Colorado, without reference to principles of conflict of law, except to the extent preempted by federal law.

Section 9.11. Right of Offset. To the extent permitted by applicable law, the Company may, in its sole discretion, apply any payments otherwise due and payable under this Plan against any employee or terminated employee loans outstanding to the Company or other debts of the employee or terminated employee to the Company. By accepting payments under this Plan, an individual shall consent to the reduction of any compensation paid to the individual by the Company to the extent the individual receives an overpayment from the Plan.

Section 9.12. Conformance With Applicable Laws. Notwithstanding anything contained herein to the contrary, this Plan shall be administered and operated in accordance with any applicable laws and regulations including but not limited to laws affecting the timing of payments to Eligible Employees. The Board or its delegate reserves the right to amend this Plan at any time in order for this Plan to comply with any such laws and regulations.

Section 9.13. Payments Due Minors or Incapacitated Persons. If any person entitled to a payment under this Plan is a minor, or if the Administration Committee or its delegate determines that any such person is incapacitated by reason of physical or mental disability, whether or not legally adjudicated as an incompetent, the Administration Committee or its delegate shall have the power to cause the payment becoming due to such person to be made to another for his benefit, without responsibility of the Administration Committee or its delegate, the Company or any other person or entity to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Administration Committee, this Plan and the Company.

Section 9.14. Distribution Delay for Specified Employees. This Section applies only to amounts credited under the Plan that accrue and become vested and earned on or after January 1, 2005. In the case of a distribution to a Specified Employee, such distribution may not be made before the date which is 6 months after the date of the Specified Employee’s separation from service with the Company or, if earlier, the date of the Specified Employee’s death.

Pension Equalization Plan of Newmont

Effective January 1, 2005

IN WITNESS WHEREOF, this Plan has been adopted this 12 day of July, 2005.

NEWMONT USA LIMITED
Attest:
	By	/s/ Sharon E. Thomas
/s/ Ardis Young Ardis Young Assistant Secretary		Sharon E. Thomas Vice President and Secretary

Pension Equalization Plan of Newmont

Effective January 1, 2005

APPENDIX A

This Appendix A provides transition rules with respect to the calculation and payment of benefits to persons who were participants in the Santa Fe Pacific Gold Corporation Supplemental Retirement Plan (the “Santa Fe Plan”), as of May 5, 1997 (a “Santa Fe Participant”).

1. Effective as of December 31, 2000, the Santa Fe Plan was merged with and into the Plan.

2. All Santa Fe Participants as of May 5, 1997 who were actively employed by Santa Fe Pacific Gold Corporation on that date (an “Active Santa Fe Participant”) shall be entitled to receive a benefit under this Plan equal to the greater of (a) the benefit the Active Santa Fe Participant would have received under the provisions of the Santa Fe Plan as of December 31, 2000, or if earlier, the date of his termination of employment and (b) the benefit provided under the provisions of this Plan in accordance with the Plan and the provisions of this Appendix A. A Santa Fe Participant who had terminated employment with Santa Fe Pacific Gold Corporation prior to May 5, 1997 and who was receiving, or was entitled to receive, benefit payments under the Santa Fe Plan (a “Retired Santa Fe Participant”) shall receive or continue to receive payments in accordance with all of the terms and provisions of the Santa Fe Plan in effect as of May 6, 1997, but such benefits shall be paid under and as a part of this Plan.

3. For purposes of calculating an Active Santa Fe Participant’s benefit under this Plan, an Active Santa Fe Participant shall be credited with the service credited to such Participant under the provisions of the Santa Fe Plan.

4. If an Active Santa Fe Participant’s benefit is payable in accordance with the terms of the Santa Fe Plan, then such benefit shall be paid in accordance with all of the terms and provisions of the Santa Fe Plan, including, but not limited to, the form of benefits available under the Santa Fe Plan. If an Active Santa Fe Participant’s benefit is payable in accordance with the provisions of this Plan, then such benefit shall be paid in accordance with all the terms and provisions of this Plan.

5. Benefits payable from the Trust formed in connection with the Santa Fe Plan, or any successor thereto by merger or otherwise, shall continue to be paid from such Trust and such Trust shall serve as a potential source of funds for payments to Santa Fe Participants of their benefits under both the Santa Fe Plan and this Plan.

Pension Equalization Plan of Newmont

Effective January 1, 2005

APPENDIX B

This Appendix B provides transition rules with respect to the calculation and payment of benefits to persons who were participants in the Battle Mountain Gold Company Supplemental Executive Retirement Plan, as amended and restated December 2, 1997 (the “Battle Mountain SERP”), as of December 31, 2001 (a “BM Participant”).

1. Effective as of December 31, 2001, the Battle Mountain SERP was merged with and into the Plan.

2. All BM Participants as of December 31, 2001 who were actively employed by Battle Mountain Gold Company on that date (an “Active BM Participant”) shall be entitled to receive a benefit under this Plan equal to the greater of (a) the benefit the Active BM Participant would have received under the provisions of the Battle Mountain SERP as of December 31, 2001, or if earlier, the date of his termination of employment and (b) the benefit provided under the provisions of this Plan in accordance with the Plan and the provisions of this Appendix B. A BM Participant who had terminated employment with Battle Mountain Gold Company prior to January 1, 2002 and who was receiving, or was entitled to receive, benefit payments under the Battle Mountain SERP (a “Retired BM Participant”) shall receive or continue to receive payments in accordance with all of the terms and provisions of the Battle Mountain SERP in effect as of December 31, 2001, but such benefits shall be paid under and as a part of this Plan.

3. For purposes of calculating an Active BM Participant’s benefit under this Plan, an Active BM Participant shall be credited with the service credited to such Participant under the provisions of the Battle Mountain SERP, including Attachment A to the Battle Mountain SERP; provided, however, that any Active BM Participant listed on Attachment A to the Battle Mountain SERP shall be subject to the reductions set forth on Attachment A to the Battle Mountain SERP.

4. If an Active BM Participant’s benefit is payable in accordance with the terms of the Battle Mountain SERP, then such benefit shall be paid in accordance with all of the terms and provisions of the Battle Mountain SERP, including, but not limited to, the form of benefits available under the Battle Mountain SERP. If an Active BM Participant’s benefit is payable in accordance with the provisions of this Plan, then such benefit shall be paid in accordance with all the terms and provisions of this Plan.

5. Benefits payable from the Trust formed in connection with the Battle Mountain SERP, or any successor thereto by merger or otherwise, shall continue to be paid from such Trust and such Trust shall serve as a potential source of funds for payments to BM Participants of their benefits under both the Battle Mountain SERP and this Plan.

Pension Equalization Plan of Newmont

Effective January 1, 2005